Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 31, 2020, with respect to the financial statement of Advisors Disciplined Trust 1839 contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-220037) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP

Chicago, Illinois

March 31, 2020